Exhibit 99.1

May 8, 2018

This presentation may contain predictive or “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this presentation, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward - looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward - looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward - looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to: • our ability to change the composition of our revenues and effectively reduce operating expenses; • the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; • our ability to receive contract awards through competitive bidding processes; TPCS 2 F ORWARD - L OOKING S TATEMENTS

• our ability to maintain standards to enable us to manufacture products to exacting specifications; • our ability to enter new markets for our services; • our reliance on a small number of customers for a significant percentage of our business; • competitive pressures in the markets we serve; • changes in the availability or cost of raw materials and energy for our production facilities; • restrictions in our ability to our operate our business due to our outstanding indebtedness; • government regulations and requirements; • pricing and business development difficulties; • our ability to make acquisitions and successfully integrate those acquisitions with our business; • general industry and market conditions and growth rates; • general economic conditions; and • the risks discussed in “Item 1A. Risk Factors” and elsewhere in our 2017 Annual Report on Form 10 - K, as well as those described in any other filings which we make with the SEC. Any forward - looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward - looking statements to reflect events or circumstances that may arise after the date of this presentation, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors. TPCS 3 F ORWARD - L OOKING S TATEMENTS

I. O VERVIEW & F OCUS 5 II. W HERE WE WERE & W HERE WE ARE 9 III. S TRATEGIC O UTLOOK 15 T ABLE OF C ONTENTS TPCS 4

I. O VERVIEW & F OCUS TPCS 5

RANOR

Overview & Focus

TECHPRECISION CORPORATION

Ranor Inc., Westminster, MA

Ranor, Inc., is a subsidiary of TechPrecision, a holding company. Founded in 1956 by Robert A. Normandin Sr., Ranor, Inc. was originally a 18,000 square foot manufacturing space in Fitchburg, MA. Not long after its founding, the company's reputation for fabricating, machining, and on-time delivery of critical, large-scale components spread. Soon the customer base expanded to include OEMs in the steam turbine, papermaking and machine tool industries, and by 1975 it had outgrown its facility and moved to its present location in Westminster, MA. The company's fast turn-around times and fresh approach to working with clients created additional opportunities, resulting in numerous expansions to both its facilities and capabilities.

Today, Ranor focuses on specification compliant requirements, delivering end-to-end fabrication and machining solutions, with a focus on defense, nuclear, and precision industrial markets.



Overview and Services

- Owned Facility
- 145,000 ft^2 under roof
- Expansion ready

- Mfg Engineering
- Matls Mgt & Traceability
- Cutting, Forming, Rolling
- Welding
- Non-Destructive Testing
- Machining
- Assembly & Testing
- Finishing
- Packaging

Production Capabilities

- 35' under hook
- 100 ton lifting capacity
- Fabrication Plant & Machining Plant
- Carbon & Steel Alloy, Stainless, Aluminum, Inconel, Monel, Nickel and Nickel Alloy
- Up to 50 ton Welding Positioners
- Robotic High Definition Plasma Cutting and Welding System
- High Definition Plasma Burning Bench
- 19 Machining Centers

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▪ Ranor, Inc. is a custom manufacturer of highly - engineered, precision fabricated, and precision machined metal products for defense, nuclear, and precision industrial customers ▪ The supplier of choice • Custom, specialized capabilities and customer integration through the development cycle, design for quality and manufacturability, concurrent production, and aftermarket support • Trusted partner for, and key manufacturing engineering resource to, its customers • Repeatably proven performance in manufacturing engineering, precision fabrication, precision machining, and delivery of complex critical products on time under pressure ▪ Operations strategy to support key - platform revenue growth and deliver significant earnings • Strategy centered on manufacturing process “families” enabling efficiently staged manufacturing of large complex sub - systems • Completed streamlining in the last 4 years in capital equipment, people, training, and process design to provide a “core” operations platform for growth • Standard work ensures ability to deliver against challenging delivery schedules and create capacity expansion for market share gains ▪ One of the few transparent, independent, professionally managed platforms in the highly fragmented defense, nuclear, and industrial large - scale/precision sub - system supply chains • Public micro - cap status ensures financial transparency and compliance integrity • Professional executive management ensures clear, effective, and compliant communications with both customers and suppliers • Executive team with specific experience in mergers, acquisitions, and post - merger integration A Unique Investment Opportunity in the Defense, Nuclear & Industrial Supply Chain U.S. Navy Virginia - Class Fast Attack Submarine Program U.S. Navy Ohio - Class Ballistic Missile Submarine Replacement Program O VERVIEW & F OCUS TPCS 7 Defense programs served by Ranor

• Focus on products that have a critical mass/ and or exist across platforms or programs that provide scale • Components that require Ranor differentiated production processes to manufacture and which the company can achieve class - leading quality, cost and delivery • Complex fabrications result in “sticky” revenue as they often require advanced manufacturing and quality control • Incumbency, production knowhow, certifications and process development costs deter new competition from entering the market Submarine Sonar Dome Submerged Arc Welding (SAW) Focused Operations Strategy Establishes Deep Competitive Advantage O VERVIEW & F OCUS TPCS 8

II. W HERE WE WERE & W HERE WE ARE TPCS 9

W HERE WE WERE & WHERE WE ARE TPCS 10 • Focus on profitable sales • Improvement in operations and reduction in operating expenses • Reduction in SG&A expenses On a Pre - Tax Basis Where we were FY2012 – FY2015 Includes 15 quarters of loss Total pre - tax loss : Annualized average: For every $1,000,000 in revenue Pre - tax loss : Pre - tax %: Where we are FY2016 – Q3 FY2018 Includes 10 quarters of profit Total pre - tax profit: Annualized average: For every $1,000,000 in revenue Pre - tax profit: Pre - tax %: ($ 16,557,480) ($ 4,139,370) $ 4,651,080 $ 1,691,302 ($ 157,629) (15.8%) $ 94,025 9.4%

W HERE WE WERE & WHERE WE ARE TPCS 11 Since Q1 FY15 • Focus on profitable sales • Increase use of customer furnished material • Operational improvements • Reduction in expenses

Since Q1 FY15 Improvement in financial performance facilitated: • Significant reduction in current liabilities • Slight reduction in debt • Increase in cash W HERE WE WERE & WHERE WE ARE TPCS 12

Since Q1 FY15 Significant increase in both working capital and book equity due to the return to profitability W HERE WE WERE & WHERE WE ARE TPCS 13

TPCS 14 W HERE WE WERE & WHERE WE ARE Since Q1 FY15 • Successful generation of cash from operations • Continued investment in PP&E, upgrading the fabrication and machining capabilities • Minimal new debt • Net increase in cash of about $1.9M

III. S TRATEGIC O UTLOOK TPCS 15

RANOR

TECHPRECISION CORPORATION

Strategic Outlook

First, for the 15-year period, 2017 through 2031, the submarine shipbuilding outlook includes 28 Virginia Class submarines, plus 12 Virginia Payload Modules, and 2 Columbia class submarines. The Department of Defense Base Budget is reported to be $523.9 billion, with the Columbia class submarine program being the #1 priority for the US Navy.

Second, the US Navy has awarded a $5.1 billion cost-plus-fixed-fee contract for the Integrated Product and Process Development design completion for the lead Columbia-class ballistic missile submarine. (SSBNs). The contract also includes component and technology development, missile tube module and reactor compartment bulkhead prototyping and manufacturing efforts, and United Kingdom Strategic Weapon Support System kit manufacturing for the Columbia class ballistic missile submarines.

Third, a $432 million contract modification has been awarded by the US Navy with a potential value of $900 million through November 2018, to provide research and development and lead-yard services for Virginia-class nuclear-powered attack submarines.

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… You cannot underestimate the crucial role you play in the overall success of the United States submarine program and the defense of our country. Each and every part you deliver ….. has the ability to impact the performance of the Navy and the safety of its submarine crews. Delivering a quality part or component is the most integral step you can take to ensure this performance. The integrity of the product you deliver can literally mean the difference between a successful mission and an unexpected tragedy. E XCERPT 1 FROM A MESSAGE TO THE US NUCLEAR SUBMARINE SUPPLIERS S ERVING W ITH I NTEGRITY S TRATEGIC O UTLOOK TPCS 17

When you accepted the role as a supplier for the US Submarine Program, you entered into a sacred trust. With this comes the incredible responsibility of delivering quality parts that support a submarine with a nuclear reactor and over 100 crew members diving into an environment that otherwise could not sustain life. Maintaining that sacred trust means that the crew has absolute confidence in your products, which enable them to perform their mission and return home safely. For them to do their job, you need to do yours. It is imperative that you always provide 100% spec compliant material. Quality is not a choice, but a requirement. There is no substitute for quality. E XCERPT 2 FROM A MESSAGE TO THE US NUCLEAR SUBMARINE SUPPLIERS S ERVING W ITH I NTEGRITY S TRATEGIC O UTLOOK TPCS 18

Virginia Class Submarine Program, Block V comprises 10 more Virginia Class Submarines which continues the two VCS per year build rate through 2023. All signals from the Navy indicate that the two SSNs per year build rate will continue through three more multi - year blocks of the Virginia Class Program (Block V, Block VI and Block VII). Procurement is expected to continue through FY2033. V IRGINIA C LASS S UBMARINE P ROGRAM P ROCUREMENT I NFORMATION S TRATEGIC O UTLOOK TPCS 19

Strategic Outlook

Demand Drivers

Two significant demand drivers that will double existing overall nuclear submarine business workload at the shipyards, starting in 2019.

First

The Virginia Payload Module (VPM) is an 85-foot hull section with four centerline large diameter payload tubes that is expected to be added to all future Virginia Class SSNs starting with the second VCS in Block V.

This hull section will increase payload capacity of each submarine by 250% while adding about 25% more work to the VCS Construction Program.

Second

The Columbia Program will build 12 new SSBNs over a period of 20 years to replace the 14 OHIO Class SSBNs. At 560' and 20,800 tons displacement, the Columbia is slightly larger than the OHIO Class SSBN it is replacing and represents a doubling of overall demand compared to the Virginia Class Construction Program.

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